Form N-CSR Item 19(d) Exhibit

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-268410 on Form N-2 of our report dated December 18, 2024, relating to the financial statements and financial highlights of Eaton Vance Tax-Advantaged Global Dividend Opportunities Fund (the “Fund”), appearing in this Annual Report on Form N-CSR of the Fund for the year ended October 31, 2024.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

December 26, 2024